EXHIBIT 99.1


                                  STATEMENT OF
                               CANNAPHARMARX, INC.
                                  GERRY CROCKER
                                       AND
                                   GARY HERICK
                                      AS TO
                       THE JOINT FILING OF SCHEDULE 13D/A

We, the Undersigned, hereby consent to the joint filing with the Securities and Exchange Commission ("SEC") of the Schedule 13D/A, dated June 29, 2015, on our behalf by Gerry Crocker.




Date: June 29, 2015      CANNAPHARMARX, INC., a Colorado Corporation:



                          By: /s/ Gerry Crocker
                          ------------------------------------------------------
                          Gerry Crocker, CEO and Director of CannaPharmaRX, Inc.


                           INDIVIDUALS:


                           /s/ Gerry Crocker
                           ----------------------------------------------------
                           Gerry Crocker, Individual


                           /s/ Gary Herick
                           ----------------------------------------------------
                           Gary Herick, Individual